SIDLEY & AUSTIN
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS


                             ONE FIRST NATIONAL PLAZA
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WRITER'S DIRECT NUMBER


                                                 March 5, 1997



Bell Sports Corp.
15170 North Hayden Road
Suite 1
Scottsdale, Arizona 85260

                  Re:      70,000 Shares of Common Stock and
                           70,000 Preferred Stock Purchase Rights
                           --------------------------------------


Ladies and Gentlemen:

                  We refer to the Registration Statement on Form S-8 (the "Registration Statement") being filed by Bell Sports Corp., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of an aggregate of 70,000 shares of Common Stock, $.01 par value, of the Company (the "Registered Common Stock"), together with 70,000 Preferred Stock Purchase Rights of the Company (the "Registered Rights") associated therewith, to be issued under the Restated and Amended Bell Sports Corp. 1993 Outside Directors Stock Option Plan (the "Stock Option Plan"). The terms of the Rights are set forth in the Stockholders Rights Agreement dated as of September 22, 1994, as amended by the First Amendment dated as of February 15, 1995 thereto (collectively, the "Rights Agreement"), between the Company and Harris Trust and Savings Bank, as Rights Agent.

                  We are familiar with the proceedings to date with respect to the proposed issuance of the Registered Common Stock and the Registered Rights under the Stock Option Plan and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

                  Based on the foregoing, we are of the opinion that:

                  1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.
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SIDLEY & AUSTIN                                                          CHICAGO

Bell Sports Corp.
March 5, 1997
Page 2

                  2. Each share of the Registered Common Stock which is newly issued pursuant to the Stock Option Plan will constitute a share of Common Stock of the Company which has been duly authorized and validly issued and is fully paid and non-assessable when (i) the Registration Statement shall have become effective under the Securities Act; and (ii) a certificate representing such share shall have been duly executed, countersigned and registered and duly delivered upon payment of the agreed consideration therefor (not less than the par value thereof) determined in accordance with the terms of the Stock Option Plan.

                  3. The Registered Right associated with each share of Registered Common Stock referred to in paragraph 2 will be legally issued when
(i) such Registered Right shall have been duly issued in accordance with the terms of the Rights Agreement and (ii) such associated share shall have been duly issued and paid for as set forth in paragraph 2.

                  This opinion is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

                  We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.


                                              Very truly yours,




                                              Sidley & Austin